Exhibit 16.1

November 16, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

Commissioners:

We have read the statements made by Hexindai Inc. (the “Registrant”) on Exhibit 99.1 to its Form 6-K dated November 16, 2018. We agree with the statements concerning our Firm in such Exhibit 99.1 to Form 6-K; we are not in a position to agree or disagree with other statements of the Registrant contained therein.

Very truly yours,

/s/ Marcum Bernstein & Pinchuk LLP
Marcum Bernstein & Pinchuk LLP

NEW YORK OFFICE  •  7 Penn Plaza  •  Suite 830 •  New York, New York • 10001

Phone 646.442.4845 •  Fax 646.349.5200  • www.marcumbp.com